Exhibit 3.2

URBAN-GRO, INC.

CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION

(Pursuant to Section 265 of the Delaware General Corporation Law)

AND NOW, this 29th day of October, 2020, the undersigned, being authorized to execute and file this Certificate of Conversion from a Non-Delaware Corporation to a Delaware Corporation (the “Certificate”) on behalf of urban-gro, Inc, a Colorado corporation, hereby certifies that:

1.	The jurisdiction where the Non-Delaware Corporation first formed is Colorado.

2.	The jurisdiction immediately prior to filing this Certificate is Colorado.

3.	The date the Non-Delaware Corporation first formed is March 10, 2017.

4.	The name of the Non-Delaware Corporation immediately prior to filing this Certificate is “urban-gro, Inc.”

5.	The name of the Corporation as set forth in the Certificate of Incorporation is “urban-gro, Inc.”

6.	This Certificate, together with the Certificate of Incorporation being filed contemporaneously herewith, shall be effective upon filing.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned authorized officer has duly executed this Certificate as of the date first above written.

URBAN-GRO, INC.

By:	/s/ Bradley Nattrass
Bradley Nattrass
Chief Executive Officer

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